As filed with the Securities and Exchange Commission on July 29, 2019

Investment Company Act File No. 811-10095

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 22	☒
(Check appropriate box or boxes)

MASTER ADVANTAGE U.S. TOTAL MARKET LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway,

Wilmington, Delaware 19809

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code:

(800) 441-7762

John M. Perlowski

Master Advantage U.S. Total Market LLC

55 East 52nd Street,

New York, New York 10055

(Name and Address of Agent for Service)

Copies to:

Counsel for the Fund:	Benjamin Archibald, Esq.
John A. MacKinnon, Esq.	BlackRock Advisors LLC
Sidley Austin LLP	55 East 52nd Street
787 Seventh Avenue	New York, New York 10055
New York, New York 10019-6018

EXPLANATORY NOTE

This Registration Statement has been filed by Master Advantage U.S. Total Market LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 66 of the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of BlackRock Advantage U.S. Total Market Fund, Inc. (the “Fund”), as filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on July 26, 2019, effective July 29, 2019, and as may be amended from time to time (the “BlackRock Registration Statement”). The BlackRock Registration Statement includes the prospectuses of the Fund (the “Prospectus”).

The Fund invests all of its assets in interests of the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

The Master LLC is an open-end management investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted into a Delaware limited liability company and changed its name to Master Value Opportunities LLC. Effective December 15, 2017, the Master LLC changed its name to Master Advantage U.S. Total Market LLC.

PART A — PROSPECTUS

July 29, 2019

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE SECURITIES ACT.

The Master LLC’s Part B, dated July 29, 2019, is incorporated by reference into this Part A.

Items 1 through 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the Investment Company Act.

Item 5.	Management.

(a) Investment Manager

The Master LLC’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

(b) Portfolio Managers

Name	Portfolio Manager of the Master LLC Since	Title
Raffaele Savi	2017	Managing Director of BlackRock, Inc.
Travis Cooke, CFA	2017	Managing Director of BlackRock, Inc.
Richard Mathieson	2017	Managing Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D of the Securities Act. There is no minimum initial or subsequent investment in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value.

Item 7.	Tax Information.

The Master LLC has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund for U.S. federal income tax purposes. If the Master LLC has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master LLC will be a partnership for U.S. federal income tax purposes. Whether the Master LLC is a partnership or disregarded as a separate entity, it will generally not be subject to U.S. federal income tax.

Item 8.	Financial Intermediary Compensation.

Not applicable.

Item 9.	Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The investment objective of the Master LLC is to seek long-term capital appreciation.

The investment objective is a non-fundamental policy of the Master LLC. However, the Master LLC’s Board of Directors (the “Board”) has adopted a policy (the “Policy”) whereby the Board agrees to not change the investment objective of the Master LLC in the future without obtaining the “vote of a majority of the outstanding voting securities” of the Master LLC, as defined in the Investment Company Act. In addition, the Board agrees not to change the Policy without the vote of a majority of the outstanding voting securities.

(b) Implementation of Investment Objective.

Outlined below are the main strategies the Master LLC uses in seeking to achieve its investment objective.

The Master LLC seeks to pursue its investment objective by investing in securities in a disciplined manner, by using proprietary return forecast models that incorporate quantitative analysis. These forecast models are designed to identify aspects of mispricing across stocks which the Master LLC can seek to capture by over- and under-weighting particular equity securities while seeking to control incremental risk. BlackRock then constructs and rebalances the portfolio by integrating its investment insights with the model-based optimization process. The Master LLC has no stated minimum holding period for investments and may buy or sell securities whenever management of the Master LLC sees an appropriate opportunity.

Under normal circumstances, the Master LLC seeks to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of U.S. issuers and derivatives that have similar economic characteristics to such securities. The Master LLC primarily intends to invest in equity securities or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 3000® Index. The Russell 3000® Index is a capitalization-weighted index of equity securities from a broad range of industries chosen for market size, liquidity and industry group representation. The Master LLC may invest in issuers of any market capitalization. The equity securities in which the Master LLC invests primarily consist of common stock, but may also include preferred stock and convertible securities. From time to time, the Master LLC may invest in shares of companies through “new issues” or initial public offerings (“IPOs”).

The Master LLC may use derivatives, including options, futures, swaps (including, but not limited to, total return swaps that may be referred to as contracts for difference) and forward contracts, both to seek to increase the return of the Master LLC and to hedge (or protect) the value of its assets against adverse movements in interest rates and movements in the securities markets. In order to manage cash flows into or out of the Master LLC effectively, the Master LLC may buy and sell financial futures contracts or options on such contracts. Derivatives are financial instruments whose value is derived from another security, a currency or an index, including but not limited to the Russell 3000® Index.

The Master LLC may engage in active and frequent trading of portfolio securities to seek to achieve its primary investment strategies.

The above 80% policy is a non-fundamental policy of the Master LLC and may not be changed without 60 days’ prior notice to interestholders.

Other Strategies. In addition to the principal strategies discussed above, the Master LLC may also invest or engage in the following investments/strategies.

•	Borrowing — The Master LLC may borrow up to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

•	Foreign Securities — The Master LLC may invest in companies located in countries other than the United States.

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Illiquid Investments — The Master LLC may invest up to an aggregate amount of 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Master LLC reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

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Investment Companies — The Master LLC has the ability to invest in other investment companies, such as exchange-traded funds (“ETFs”), unit investment trusts, and open-end and closed-end funds. The Master LLC may invest in affiliated investment companies, including affiliated money market funds and affiliated ETFs.

•	Money Market Securities — The Master LLC may invest in money market securities or commercial paper.

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Real Estate Investment Trusts — The Master LLC may invest in real estate investment trusts (“REITs”). REITs are companies that own interests in real estate or in real estate related loans or other interests, and have revenue primarily consisting of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

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Repurchase Agreements and Purchase and Sale Contracts — The Master LLC may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

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Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include Rule 144A securities, which are privately placed securities that can be resold to qualified institutional buyers but not to the general public, and securities of U.S. and non-U.S. issuers that are offered pursuant to Regulation S under the Securities Act of 1933, as amended.

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Reverse Repurchase Agreements — Reverse repurchase agreements are transactions in which the Master LLC sells a security with the obligation to repurchase the security shortly thereafter at a specified price which reflects a payment by the Master LLC. The Master LLC profits from entering into a reverse repurchase agreement by reinvesting the proceeds of the sale at a higher return than it has to pay to repurchase its security.

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Securities Lending — The Master LLC may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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Temporary Defensive Strategies — The Master LLC may, as a temporary defensive measure, and without limitation, hold assets in other types of securities, including non-convertible preferred stock and debt securities, U.S. Government and money market securities, including repurchase agreements or cash, in such proportions as BlackRock may determine. Normally, a portion of the Master LLC’s assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short-term investments and temporary defensive positions may be more easily sold and may have more limited risk of loss but may limit the Master LLC’s ability to achieve its investment objective.

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Warrants — A warrant gives the Master LLC the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price and the date the warrant expires. The Master LLC has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Master LLC is able to exercise it or sell it before it expires.

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When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Master LLC at an established price with payment and delivery taking place in the future. The Master LLC enters into these transactions to obtain what is considered an advantageous price to the Master LLC at the time of entering into the transaction.

(c) Risks

Set forth below is a discussion of the general risks of investing in the Master LLC. As with any fund, there can be no guarantee that a Master LLC will meet its objective, or that the Master LLC’s performance will be positive over any period of time. Investors may lose money investing in the Master LLC. The order of the below risk factors does not indicate the significance of any particular risk factor.

Principal Risks of Investing in the Master LLC

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

Derivatives Risk — The Master LLC’s use of derivatives may increase its costs, reduce the Master LLC’s returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Master LLC’s use of derivatives may reduce the Master LLC’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master LLC’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Illiquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master LLC to sell or otherwise close a derivatives position could expose the Master LLC to losses and could make derivatives more difficult for the Master LLC to value accurately. The Master LLC could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master LLC’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master LLC to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master LLC to potential losses that exceed the amount originally invested by the Master LLC.

Hedging Risk — When a derivative is used as a hedge against a position that the Master LLC holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master LLC’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master LLC realizes from its investments. As a result, a larger portion of the Master LLC’s distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Feeder Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives are subject to margin requirements and swap dealers are required to collect margin from the Master LLC with respect to such derivatives. Specifically, regulations are now in effect that require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of over-the-counter (“OTC”) swaps with the Master LLC. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Requirements for posting of initial margin in connection with OTC swaps will be phased-in through 2020. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Master LLC, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Master LLC of trading in these instruments and, as a result, may affect returns to investors in the Master LLC.

Future regulatory developments may impact the Master LLC’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master LLC itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master LLC to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master LLC’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master LLC

Swaps — Swap agreements, including total return swaps that may be referred to as contracts for difference, are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master LLC has entered into the swap will default on its obligation to pay the Master LLC and the risk that the Master LLC will not be able to meet its obligations to pay the other party to the agreement. Swap agreements may also involve the risk that there is an imperfect correlation between the return on the Master LLC’s obligation to its counterparty and the return on the referenced asset. In addition, swap agreements are subject to market and illiquidity risk, leverage risk and hedging risk.

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Master LLC to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master LLC and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master LLC purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Master LLC were permitted to expire without being sold or exercised, its premium would represent a loss to the Master LLC. To the extent that the Master LLC writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master LLC could experience a substantial loss.

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master LLC could decline if the financial condition of the companies the Master LLC invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

High Portfolio Turnover Risk — The Master LLC may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master LLC, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master LLC portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master LLC performance.

Illiquid Investments Risk —The Master LLC’s illiquid investments may reduce the returns of the Master LLC because it may be difficult to sell the illiquid investments at an advantageous time or price. An investment may be illiquid due to, among other things, the lack of an active trading market. To the extent that the Master LLC’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master LLC will tend to have the greatest exposure to the risks associated with illiquid investments. Liquid investments may become illiquid after purchase by the Master LLC, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Master LLC is forced to sell these investments to meet redemption requests or for other cash needs, the Master LLC may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Master LLC, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

Investment Style Risk — Under certain market conditions, value investments have performed better during periods of economic recovery. Therefore, this investment style may over time go in and out of favor. At times when the investment style used by the Master LLC is out of favor, the Master LLC may underperform other equity funds that use different investment styles.

Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master LLC to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master LLC is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master LLC must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master LLC to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master LLC’s portfolio will be magnified when the Master LLC uses leverage.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master LLC invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master LLC management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

“New Issues” Risk — “New issues” are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Master LLC. However, there is no assurance that the Master LLC will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Master LLC during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Master LLC is able to do so. In addition, as the Master LLC increases in size, the impact of IPOs on the Master LLC’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Master LLC may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

Preferred Securities Risk — Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.

Small and Mid-Capitalization Company Risk — Companies with small or mid-size market capitalizations will normally have more limited product lines, markets and financial resources and will be dependent upon a more limited management group than larger capitalized companies. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The Master LLC may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master LLC shares and in the return on the Master LLC’s portfolio. Borrowing will cost the Master LLC interest expense and other fees. The costs of borrowing may reduce the Master LLC’s return. Borrowing may cause the Master LLC to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Expense Risk — Master LLC expenses are subject to a variety of factors, including fluctuations in the Master LLC’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master LLC’s net assets decrease due to market declines or redemptions, the Master LLC’s expenses will increase as a percentage of Master LLC net assets. During periods of high market volatility, these increases in the Master LLC’s expense ratio could be significant.

Foreign Securities Risk — Because the Master LLC may invest in companies located in countries other than the United States, the Master LLC may be exposed to risks associated with foreign investments.

•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

•	The economies of certain countries may compare unfavorably with the U.S. economy

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including ETFs, are subject to market and selection risk. In addition, if the Master LLC acquires shares of investment companies, including ones affiliated with the Master LLC, shareholders bear both their proportionate share of expenses in the Master LLC (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers to the Master LLC’s management fees). To the extent the Master LLC is held by an affiliated fund, the ability of the Master LLC itself to hold other investment companies may be limited.

Money Market Securities Risk — If market conditions improve while the Master LLC has invested some or all of its assets in high quality money market securities, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Master LLC’s opportunity to achieve its investment objective.

REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume, may engage in dilutive offerings of securities and may be more volatile than other securities. REIT issuers may also fail to maintain their exemptions from investment company registration or fail to qualify for the “dividends paid deduction” under the Internal Revenue Code, which allows REITs to reduce their corporate taxable income for dividends paid to their shareholders. Ordinary REIT dividends received by the Feeder Fund and distributed to the Feeder Fund’s shareholders will generally be taxable as ordinary income and will not constitute “qualified dividend income.” However, for tax years beginning after December 31, 2017 and before January 1, 2026, a non-corporate taxpayer who is a direct REIT shareholder may claim a 20% “qualified business income” deduction for ordinary REIT dividends, and proposed regulations issued in January 2019, on which taxpayers may currently rely, permit a regulated investment company to report dividends as eligible for this deduction to the extent the regulated investment company’s income is derived from ordinary REIT dividends (reduced by allocable regulated investment company expenses). A shareholder may treat the dividends as such provided the regulated investment company and the shareholder satisfy applicable holding period requirements.

Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Master LLC may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Master LLC may lose money.

Restricted Securities Risk — Limitations on the resale of restricted securities may have an adverse effect on their marketability, and may prevent the Master LLC from disposing of them promptly at advantageous prices. Restricted securities may not be listed on an exchange and may have no active trading market. In order to sell such securities, the Master LLC may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Other transaction costs may be higher for restricted securities than unrestricted securities. Restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility. Also, the Master LLC may get only limited information about the issuer of a given restricted security, and therefore may be less able to predict a loss. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses to the Master LLC.

Reverse Repurchase Agreements Risk — Reverse repurchase agreements involve the sale of securities held by the Master LLC with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Master LLC could lose money if it is unable to recover the securities and the value of the collateral held by the Master LLC, including the value of the investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Master LLC.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master LLC may lose money and there may be a delay in recovering the loaned securities. The Master LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Feeder Fund.

Valuation Risk — The price the Master LLC could receive upon the sale of any particular portfolio investment may differ from the Master LLC’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master LLC, and the Master LLC could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Master LLC’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Master LLC will lose any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Master LLC buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master LLC may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization and Capital Structure.

(a)(1) Manager

The Manager is the investment manager of the Master LLC and manages the Master LLC’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the Master LLC, it is able to draw upon the trading, research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

The Master LLC has entered into a management agreement (the “Management Agreement”) with the Manager. Under the Management Agreement, the Manager receives for its services to the Master LLC a monthly fee at an annual rate of 0.500% of the average daily net assets of the Master LLC not exceeding $1 billion; 0.475% of that portion of the average daily net assets of the Master LLC in excess of $1 billion but not exceeding $1.5 billion; and 0.450% of that portion of the average daily net assets of the Master LLC in excess of $1.5 billion.

BlackRock has contractually agreed to waive the management fee with respect to any portion of the Master LLC’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and ETFs managed by BlackRock or its affiliates that have a contractual management fee, through July 31, 2020. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Master LLC.

BlackRock has voluntarily agreed to waive its management fees by the amount of investment advisory fees the Master LLC pays to BlackRock indirectly through its investment in affiliated money market funds.

The Manager has also voluntarily agreed to waive its investment advisory fees by the amount of investment advisory fees to enable the Feeder Fund that invests in the Master LLC to limit expenses, if applicable. The Manager may discontinue this voluntary waiver at any time.

For the fiscal year ended March 31, 2019, the Manager received a fee, net of any applicable waivers, at the annual rate of 0.38% of the Master LLC’s average daily net assets.

The Manager has the responsibility for making all investment decisions for the Master LLC.

A discussion regarding the basis for the Board of Directors’ approval of the Management Agreement is included in the Master LLC’s semi-annual shareholder report for the fiscal period ended September 30, 2018.

The Manager was organized in 1994 to perform advisory services for investment companies. The Manager and its affiliates had approximately $6.842 trillion in investment company and other portfolio assets under management as of June 30, 2019.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), The PNC Financial Services Group, Inc. (which, through a subsidiary, has a significant economic interest in BlackRock, Inc.) and its subsidiaries (each with The PNC Financial Services Group, Inc., an “Entity” and collectively, the “Entities”), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its shareholders.

BlackRock, its Affiliates and the Entities provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Master LLC. BlackRock, its Affiliates and the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. BlackRock or one or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, market maker, trader, prime broker, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master LLC may directly or indirectly invest. Thus, it is likely that the Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from, entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. Specifically, the Master LLC may invest in securities of, or engage in other transactions with, companies with which an Affiliate or an Entity has developed or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments or other interests. The Master LLC may also invest in issuances (such as structured notes) by entities for which an Affiliate or an Entity provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Master LLC also may invest in securities of, or engage in other transactions with, companies for which an Affiliate or an Entity provides or may in the future provide research coverage. An Affiliate or Entity may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC, and may receive compensation for such services. The Master LLC may also make brokerage and other payments to Entities in connection with the Fund’s portfolio investment transactions. BlackRock or one or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master LLC. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master LLC and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of BlackRock and these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Master LLC and may result in BlackRock or an Affiliate or an Entity having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master LLC.

Neither BlackRock nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master LLC may, from time to time, enter into transactions in which BlackRock or an Affiliate or an Entity or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BlackRock, its Affiliates or Entities may adversely impact the Master LLC. Transactions by one or more clients or BlackRock, its Affiliates or Entities or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to BlackRock, one or more Affiliates or Entities and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board, the Master LLC has retained BlackRock Investment Management, LLC (“BIM”), an Affiliate of BlackRock, to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the securities lending agent will receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates or Entities may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

The activities of BlackRock, its Affiliates and Entities and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a)(2) Portfolio Managers.

The Master LLC is managed by Raffaele Savi, Travis Cooke, CFA, and Richard Mathieson.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Raffaele Savi	Jointly and primarily responsible for the day-to-day management of the Master LLC’s portfolio, including setting the Master LLC’s overall investment strategy and overseeing the management of the Master LLC.	2017	Managing Director of BlackRock, Inc. since 2009; Managing Director at Barclays Global Investors (“BGI”) from 2007 to 2009; Principal at Barclays Global Investors from 2006 to 2007.

Travis Cooke, CFA	Jointly and primarily responsible for the day-to-day management of the Master LLC’s portfolio, including setting the Master LLC’s overall investment strategy and overseeing the management of the Master LLC.	2017	Managing Director of BlackRock, Inc. since 2012; Director of BlackRock, Inc. from 2009 to 2011, Principal of BGI from 2002 to 2009.

Richard Mathieson	Jointly and primarily responsible for the day-to-day management of the Master LLC’s portfolio, including setting the Master LLC’s overall investment strategy and overseeing the management of the Master LLC.	2017	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal at BGI from 2008 to 2009; Equity Analyst for Exista UK from 2007 to 2008; Principal at BGI from 2005 to 2007; Associate of BGI from 2001 to 2005.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Master LLC interests, please see Part B of this Registration Statement.

(a)(3) Legal Proceedings.

On May 27, 2014, certain investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. In the lawsuit, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, the plaintiffs allege that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. On June 13, 2018, the court granted in part and denied in part the Defendants’ motion for summary judgment. On July 25, 2018, the plaintiffs served a pleading that supplemented the time period of their alleged damages to run through the date of trial. The lawsuit seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants beginning twelve months preceding the start of the lawsuit with respect to each of Global Allocation and Equity Dividend and ending on the date of judgment, along with purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the lawsuit are without merit. The trial on the remaining issues was completed on August 29, 2018. On February 8, 2019, the court issued an order dismissing the claims in their entirety. On March 8, 2019, Plaintiffs provided notice that they are appealing both the February 8, 2019 post-trial order and the June 13, 2018 order partially granting Defendants’ motion for summary judgment.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

Investments in the Master LLC may not be transferred, but a Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11.	Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The aggregate net asset value of the Master LLC is determined once daily Monday through Friday generally as of the close of regular trading hours on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. (Eastern time). Foreign securities owned by the Master LLC may trade on weekends or other days when the Master LLC does not price its interests. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is received. As a result, the Master LLC’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Master LLC. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

Securities of small cap and emerging growth companies may trade less often and/or in lower volumes than those of larger capitalization companies. Thus, changes in the value of the Master LLC’s holdings may occur between the time when the the Master LLC’s net asset value is calculated and the time the prices of the Master LLC’s holdings next change and the Master LLC may be required to fair value these securities.

The Master LLC may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master LLC’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Master LLC’s net asset value. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Master LLC’s independent pricing service using a matrix pricing system or other methodologies approved by the Directors or by the Manager’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

The Board of Directors has adopted valuation procedures for the Master LLC and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the Master LLC’s net asset value are subject to review, approval or ratification, as appropriate, by the Board of Directors. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Master LLC. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

If, after the close of the principal market on which a security held by the Master LLC is traded and before the time as of which the Master LLC’s net asset value is calculated that day, a significant event occurs that the Manager determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Master LLC may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Directors to take such volatility into account.

The Master LLC’s use of fair value pricing is designed to ensure that the Master LLC’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Master LLC on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. Normally, the Master LLC will make payment for all interests redeemed within two business days after receipt by the Master LLC of a redemption request in proper form, but in any event within seven days, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another BlackRock Fund pursuant to an interfund lending program, to the extent permitted by the Master LLC’s investment policies and restrictions as set forth in this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. The BlackRock Registration Statement includes more information about the Master LLC’s line of credit and interfund lending program, to the extent applicable.

(d) Dividends and Distributions.

Not applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in the Prospectus of the BlackRock Registration Statement for more information.

(f) Tax Consequences.

The Master LLC has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund for U.S. federal income tax purposes. If the Master LLC has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master LLC will be a partnership for U.S. federal income tax purposes.

Whether the Master LLC is a partnership or disregarded as a separate entity, it will generally not be subject to U.S. federal income tax. The Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Feeder Fund’s share of the Master LLC’s income and assets.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that the Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Master LLC and the Feeder Fund meets all other requirements for such qualification not within the control of the Master LLC.

Item 12.	Distribution Arrangements.

(a) Sales Loads.

Not applicable.

(b) 12b-1 Fees.

Not applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Management of the Fund — Master/Feeder Structure.”

Item 13.	Financial Highlights.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the Investment Company Act.

PART B

July 29, 2019

MASTER ADVANTAGE U.S. TOTAL MARKET LLC

Item 14.	Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Advantage U.S. Total Market LLC (the “Master LLC”), dated July 29, 2019, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of BlackRock Advantage U.S. Total Market Fund, Inc. (the “Fund”), as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of the Fund. The BlackRock Registration Statement includes the statement of additional information of the Fund (the “SAI”).

The Master LLC is part of a “master/feeder” structure. The Fund invests all of its assets in interests in the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

Item 15.	Master LLC History.

The Master LLC is an open-end investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware. Prior to July 26, 2004, the Master LLC was named Master Small Cap Value Trust. On July 26, 2004 it changed its name to Master Value Opportunities Trust. Effective June 15, 2007, the Master LLC converted into a Delaware limited liability company and changed its name to “Master Value Opportunities LLC.” Effective December 15, 2017, the Master LLC changed its name to “Master Advantage U.S. Total Market LLC.”

Item 16.	Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master LLC, the types of securities purchased by the Master LLC, the investment techniques used by the Master LLC, and certain risks relating thereto, as well as other information relating to the Master LLC’s investment programs, is incorporated herein by reference to Item 9 of the Master LLC’s Part A and the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of the SAI and the section entitled “Investment Risks and Considerations” in Part II of the SAI.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Selective Disclosure of Portfolio Holdings” in Part II of the SAI.

Item 17.	Management of the Master LLC.

The following information supplements and should be read in conjunction with Item 10 of Part A.

The Master LLC incorporates by reference the information concerning the management of the Master LLC from the following section of the SAI: “Part I: Information on Directors and Officers.” The Board of Directors of the Master LLC (the “Board of Directors”) has responsibility for the overall management and operations of the Master LLC. The Board of Directors has the same co-chairs and the same committee structure as the board of directors of the Fund.

(a) Compensation.

The Master LLC incorporates by reference the information concerning the compensation of the Board of Directors from the following section of the SAI: “Part I: Information on Directors and Officers – Compensation of Directors.”

(b) Code of Ethics.

The Master LLC has the same code of ethics as the Fund. The Master LLC incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Part II: Management and Other Service Arrangements – Code of Ethics.”

(c) Proxy Voting Policies.

The Master LLC incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B.”

Item 18.	Control Persons and Principal Holders of Securities.

All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

As of July 1, 2019, the Fund, a Maryland corporation, owns 100% of the Master LLC’s outstanding interests and, therefore, is the controlling shareholder of the Master LLC.

Item 19.	Investment Advisory and Other Services.

(a) Investment Adviser.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from the Prospectus and the sections entitled “Management and Advisory Arrangements” in Part I and “Management and Other Service Arrangements” in Part II of the SAI. The following list identifies the specific sections and sub-sections in the SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from of the SAI
Item 19(a)	SAI: Part I: Management and Advisory Arrangements(a)
SAI: Part II: Management and Other Service Arrangements

Item 19(c)	SAI: Part I: Management and Advisory Arrangements(a)
SAI: Part II: Management and Other Service Arrangements

Item 19(d)	SAI: Part I: Management and Advisory Arrangements(a)

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectus: Back Cover
SAI: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency and Shareholders’ Administrative Services.”
(b)	Excluding the subsections entitled “Transfer Agency and Shareholders’ Administrative Services” and “Distribution Expenses.”

(b) Principal Underwriter.

BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 20.	Portfolio Managers.

The Master LLC is managed by a team of financial professionals. Raffaele Savi, Travis Cooke, CFA, and Richard Mathieson are the Master LLC’s portfolio managers and are jointly and primarily responsible for the day-to-day management of the Master LLC. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Master LLC interests is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of the SAI.

Item 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of the SAI.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors may permit the purchase of interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Fund is entitled to vote in proportion to its investment in the Master LLC. The Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote or upon written request of Feeder Funds holding in the aggregate not less than 10% of the interests of the Master LLC. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The aggregate net asset value of the Master LLC is determined once daily Monday through Friday generally as of the close of regular trading hours on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. (Eastern time). The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is received. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of the aggregate net asset value of the Master LLC.

Equity securities held by the Master LLC that are traded on stock exchanges or the NASDAQ Stock Market, Inc. are valued at the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board. Long positions in securities traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board, including valuations furnished by the pricing services retained by the Master LLC. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Board. Such valuations and procedures will be reviewed periodically by the Board.

Generally, trading in non-U.S. securities, as well as U.S. government securities and money market instruments and certain fixed-income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Master LLC are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Master LLC’s net asset value. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Board or by the Manager using a pricing service and/or procedures approved by the Board.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within two business days after receipt by the Master LLC of a redemption request in proper form, but in any event within seven days, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another BlackRock Fund pursuant to an interfund lending program, to the extent permitted by the Master LLC’s investment policies and restrictions as set forth in this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. The BlackRock Registration Statement includes more information about the Master LLC’s line of credit and interfund lending program, to the extent applicable.

(b) Fund Reorganizations.

Not applicable.

(c) Offering Price.

Not applicable.

(d) Redemptions in Kind.

Interests normally will be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any of shareholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.

The right to redeem interests may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the SEC, as a result of which disposal of portfolio securities or determination of the net asset value of the Master LLC is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of shareholders of the Master LLC.

The Master LLC, with other investment companies advised by the Manager, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Master LLC with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests.

Not applicable.

Item 24.	Taxation of the Master LLC.

The Master LLC has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the Master LLC has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master LLC will be a partnership for U.S. federal income tax purposes.

Whether the Master LLC is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. The Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund will take into account its share of the Master LLC’s gross income and assets for purposes of the gross income and asset diversification tests.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that the Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Master LLC and the Feeder Fund meets all other requirements for such qualification not within the control of the Master LLC.

Certain transactions of the Master LLC are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to regulated investment companies). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, the Feeder Fund, by virtue of owning the Master LLC’s interests will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). The Feeder Fund, even if it is a regulated investment company, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s shares in the PFIC had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, to the extent requisite information is made available to the Feeder Fund, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case the Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, the Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If the Master LLC is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of the Master LLC generally will be determined at the Master LLC level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Master LLC’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Master LLC level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Master LLC elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Master LLC in the year to which the adjustments relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a regulated investment company, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on regulated investment companies making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Master LLC’s tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in the Feeder Fund and the Master LLC.

Item 25.	Underwriters.

The exclusive placement agent for the Master LLC is BRIL, an affiliate of the Manager with offices at 40 East 52nd Street, New York, NY 10022. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the placement agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the placement agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC. BRIL receives no compensation for acting as the placement agent for the Master LLC.

Item 26.	Calculation of Performance Data.

Not applicable.

Item 27.	Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the annual report to shareholders of the Fund for the fiscal year ended March 31, 2019 (the “Annual Report”). You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number		Description
1(a)	—	Certificate of Trust.(a)

(b)	—	Declaration of Trust, dated May 2, 2000.(a)

(c)	—	Certificate of Amendment of Master Value Opportunities Trust, dated July 23, 2004.(g)

(d)	—	Certificate of Conversion Converting Master Value Opportunities Trust to Master Value Opportunities LLC, dated June 15, 2007.(i)

(e)	—	Certificate of Formation of Master Value Opportunities LLC, dated June 15, 2007.(i)

(f)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(i)

(g)	—	Amended and Restated Limited Liability Company Agreement of Master Value Opportunities LLC (the “LLC Agreement”).(m)

(h)	—	Instrument of Name Change Changing the Registrant’s Name from Master Value Opportunities LLC to Master Advantage U.S. Total Market LLC.(o)

(i)	—	Certificate of Amendment to the Certificate of Formation.(o)

2	—	Amended and Restated By-Laws of the Registrant, dated November 14, 2017.(o)

3	—	Copies of instruments defining the rights of shareholders, incorporated by the reference to Exhibits 1 and 2 above.

4	—	Form of Investment Management Agreement between the Registrant and BlackRock Advisors, LLC (“BAL”).(h)

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7	—	Form of Custody Agreement between the Registrant and The Bank of New York.(a)

8(a)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”).(j)

(b)	—	Form of Subscription Agreement for the acquisition of interests in Registrant.(a)

(c)	—	Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(b)

(d)	—	Form of Administration and Accounting Services Agreement between BlackRock Capital Appreciation Fund, Inc. and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.).(c)

(e)	—	Form of Joinder and Amendment to Administration and Accounting Services Agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.).(k)

(f)	—	Form of Fifth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC.(e)

(g)	—	Form of Amended Accounting Support Services Agreement between the Registrant and BAL.(l)

(h)	—	Form of Eighth Amended and Restated Expense Limitation Agreement by and between the Registrant and BAL, among others.(n)

9	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10	—	None.

11	—	None.

12	—	Certificate of Merrill Lynch Small Cap Value Fund, Inc.(a)

13	—	None.

14	—	None.

15	—	Code of Ethics of the Registrant, BRIL and BAL.(d)

16	—	Power of Attorney.(f)

(a)	Previously filed as an exhibit to the Registrant’s initial Registration Statement on Form N-1A under the Investment Company Act of 1940 on September 1, 2000.
(b)	Incorporated by reference to Exhibit 8(i) to Post-Effective Amendment No. 947 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on April 29, 2019.
(c)

Incorporated by reference to Exhibit 8(g) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund, Inc. (File No. 33-47875), filed on January 28, 2013.

(d)	Incorporated by reference to Exhibit 16(a) to Post-Effective Amendment No. 956 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on May 29, 2019.
(e)	Incorporated by reference to Exhibit 8(i) to Post-Effective Amendment No. 923 of the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305) filed on January 25, 2019.
(f)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 922 to the Registration Statement on Form N-1A of BlackRock FundsSM. (File No. 33-26305), filed on January 22, 2019.
(g)	Previously filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A on July 28, 2004.
(h)	Previously filed as an exhibit to Amendment No. 8 to the Registrant’s Registration Statement on Form N-1A on October 5, 2006.
(i)	Previously filed as an Exhibit to Post-Effective Amendment No. 8 to the Registrant’s Registration Statement on July 30, 2007.
(j)	Previously filed as an Exhibit to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on July 28, 2009.
(k)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 148 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on January 28, 2015.
(l)

Incorporated by reference to Exhibit 8(g) to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of BlackRock Natural Resources Trust (File No. 2-97095), filed on November 24, 2015.

(m)	Previously filed as an exhibit to Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A on July 28, 2016.
(n)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 736 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on September 28, 2017.
(o)	Previously filed as an exhibit to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement on Form N-1A on December 15, 2017.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.1, 8.2 and 8.3, of Article VIII of the LLC Agreement (Exhibit 1(g) to this Registrant Statement). Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act. Indemnification of the Registrant, its affiliates and their respective directors, trustees, officers, agents and employees, as applicable, against certain losses is provided for in Section 10 of the Investment Management Agreement incorporated herein by reference as Exhibit 4, Section 11 of Article XV of the Custody Agreement incorporated herein by reference as Exhibit 7, Section 6(b) of the Placement Agent Agreement incorporated herein by reference as Exhibit 8(a), and Section 12 of the Administration and Accounting Services Agreement incorporated herein by reference as Exhibit 8(d). Indemnification of BlackRock Advisors, LLC is provided for in Section 13 of the Fifth Amended and Restated Securities Lending Agency Agreement incorporated by reference as Exhibit 8(f) and Section 6 of the Amended Accounting Support Services Agreement incorporated herein by reference as Exhibit 8(g).

Article VIII, Section 8.1 of the LLC Agreement provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the LLC Agreement provides:

The Master LLC shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Master LLC Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Master LLC to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Master LLC shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the LLC Agreement further provides:

Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Master LLC from any liability to the Master LLC or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Investment Adviser to the Master LLC against any liability to the Master LLC to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Master LLC, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Master LLC.

As permitted by Article VIII, Section 8.6 of the LLC Agreement, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remains in effect and is consistently applied.

Article IV, Section 1 of the Registrant’s Bylaws provides:

Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article IV, Section 2 of the Registrant’s Bylaws further provides:

Section 2. Mandatory Indemnification.

(a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”); provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.

(c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

(f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in Section 8.2 of the Charter.

(g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of any person who is or was a Director, any advisory board member or any officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article IV, Section 4 of the Registrant’s Bylaws further provides:

Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

Article IV, Section 5 of the Registrant’s Bylaws further provides:

Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the Investment Company Act.

Item 31.	Business and Other Connections of the Manager.

See Item 10 in Part A and Item 19 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of BlackRock Advantage U.S. Total Market Fund, Inc. (File No. 2-60836).

Item 32.	Principal Underwriters.

(a) BRIL acts as the principal underwriter or the placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Asian Dragon Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

FDP Series, Inc.

FDP Series II, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Advantage U.S. Total Market LLC

Master Bond LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Investment Portfolio II

Master Large Cap Series LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor for the following closed-end registered investment companies:

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Member, Board of Managers, and Chief Executive Officer	None
Christopher J. Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Operating Officer and Director	None
Anne Ackerley	Member, Board of Managers and Managing Director	None
Blair Alleman	Managing Director	None
Michael Bishopp	Managing Director	None
Thomas Callahan	Member, Board of Managers and Managing Director	None
Samara Cohen	Managing Director	None
John Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Paul Lohrey	Managing Director	None
Martin Small	Member, Board of Managers and Managing Director	None
Jonathan Steel	Managing Director	None
Katrina Gil	Director	None
Chris Nugent	Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Lourdes Sanchez	Vice President	None
Lita Midwinter	Anti-Money Laundering Officer	None
Zach Buchwald	Member, Board of Managers	None
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 1 University Square Drive, Princeton, New Jersey 08540 (records relating to functions as former placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as Manager).

(d) BlackRock Investment Management, LLC, 1 University Square Drive, Princeton, New Jersey 08540 (records relating to its functions as former sub-adviser).

(e) BlackRock Investments, LLC, 40 East 52nd Street, New York, NY 10022 (records relating to its functions as placement agent).

(f) State Street Bank and Trust Company, 1 Lincoln Street, Boston, Massachusetts 02111 (records relating to its functions as former accounting agent).

(g) The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286 (records relating to its function as custodian).

(h) BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway Wilmington, Delaware 19809 (records relating to its functions as accounting agent).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of the Registrant’s Part A and Item 17 and Item 19 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on
July 29, 2019.

MASTER ADVANTAGE U.S. TOTAL MARKET LLC
(Registrant)

By:	/s/ JOHN M. PERLOWSKI
(John M. Perlowski President and Chief Executive Officer)